NEWS BULLETIN RE: CLAIRE’S STORES, INC. 3 S.W. 129th AVENUE, PEMBROKE PINES, FLORIDA 33027 (954) 433-3900

CLAIRE’S STORES, INC. REPORTS MARCH
COMPARABLE STORE SALES INCREASE EIGHT PERCENT

PEMBROKE PINES, FL., April 12, 2007. Claire’s Stores, Inc. (NYSE:CLE) today reported that for the five weeks ended April 7, 2007 comparable store sales increased eight percent compared to the five week period last year that ended on April 1, 2006 when comparable store sales declined by three percent. Total sales during the five week period ended April 7, 2007 increased 17 percent to $136,600,000 compared with $116,666,000 for the comparable five week period last year.

Comparable store sales results for March 2007 compared to March 2006 were as follows:

•	Claire’s North America: positive low double digits

•	Claire’s International: positive mid single digits

•	Icing by Claire’s: positive mid single digits

Please note that our comparable store sales numbers are calculated in local currencies. Total sales numbers give effect to the impact of foreign exchange.

Marla Schaefer and Bonnie Schaefer, Co-Chairmen and Co-CEO’s jointly stated that, “Once again we are experiencing a shift in comparable store sales driven by the timing of Easter. Although Easter fell on April 8th, the surge in sales we typically experience immediately before the holiday fell into the March reporting period. In contrast, last year, both Easter and the pre-Easter shopping week fell into April. For this reason, we recommend that March and April results should be viewed on a consolidated basis to obtain the most comprehensive picture of our comparable store sales performance during this season.”

They went on to note that “We are very pleased to report an exciting development relating to the further globalization of Claire’s. At the end of 2006, we entered into a new licensing and merchandising agreement with a subsidiary of Al Shaya Co., Ltd., our partner in the Middle East and Turkey. This agreement grants them the exclusive rights to open Claire’s stores across Russia for an initial period of ten years, with renewal options if certain conditions are met. The first store opened in Russia in January. To date the store count is 11, and we expect to have approximately 20 stores open by the end of Fiscal 2008.”

CLAIRE’S STORES, INC.
(Monthly Sales in 000’s)

REPORTING			TOTAL	COMP. STORE
PERIOD	FY 2008	FY 2007	CHANGE	CHANGE
February	$98,898	$90,939	9%	1%
March	$136,600	1	17%	8%
		$116,666
Year-to-Date	$235,498	$207,605	13%	5%

Acquisition Status
As previously announced, the Company entered into a definitive agreement to be acquired by an affiliate of Apollo Management, L.P., a New York based private equity firm. Under the terms of the agreement, Claire’s Stores, Inc. shareholders will receive $33 in cash for each share of Claire’s Stores, Inc. common stock or Class A common stock that they hold, which represents a transaction value of approximately $3.1 billion.

Completion of the transaction is subject to customary closing conditions, including regulatory review and the approval of the transaction by Claire’s Stores, Inc.’s shareholders. On April 11, 2007, the Company received notice of early termination of the waiting period under the Hart-Scott-Rodino Act of 1976, as amended.

Important Legal Information:

In connection with the proposed merger, the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of the Company. Before making any voting decision, the Company’s shareholders are urged to read the proxy statement regarding the merger carefully and in its entirety because it will contain important information about the proposed merger. The Company’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Corporate Secretary, Claire’s Stores, Inc., 3 S.W. 129 Avenue, Pembroke Pines, FL 33027, telephone: 954-433 3900, or from the Company’s website, http://www.claires.com.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s annual report on Form 10-K for the fiscal year ended January 28, 2006 and the Company’s proxy statement for the Company’s 2006 Annual Meeting of Shareholders. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.

Forward-looking Statements
This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: changes in consumer preferences and consumer spending for pre-teen, teen and young adult apparel and accessories; competition; general economic conditions such as inflation and increased energy costs; general and political social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; changes in laws; uncertainties generally associated with the specialty retailing business; disruptions in our supply of inventory; inability to increase comparable store sales at recent historical rates; inability to design and implement new information systems; delays in anticipated store openings or renovations; uncertainty that definitive financial results may differ from preliminary financial results due to, among other things, final GAAP adjustments and other changes to comply with applicable laws, rules and regulations; the reactions of the Company’s customers and suppliers to the transaction; and diversion of management time on merger-related issues. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s annual report on Form 10-K for the fiscal year ended January 28, 2006. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.

Company Overview

Claire’s Stores, Inc. is a leading international specialty retailer offering value-priced costume jewelry and accessories to fashion-aware tweens, teens and young adult females through its two store concepts: Claire’s and Icing by Claire’s. While the latter operates only in North America, Claire’s operates internationally. As of April 7, 2007, Claire’s Stores, Inc. operated approximately 3,000 stores in the United States, Canada, Puerto Rico, the Virgin Islands, the United Kingdom, Ireland, France, Switzerland, Austria, Germany, Spain, Portugal, Belgium and the Netherlands. Claire’s Stores, Inc. operates through its subsidiary, Claire’s Nippon, Co., Ltd., approximately 195 stores in Japan as a 50:50 joint venture with AEON, Co., Ltd. (fka JUSCO, Co. Ltd.), a $40 billion specialty retailer headquartered in Japan. The Company also licenses approximately 135 stores in the Middle East, Turkey and Russia under a licensing and merchandising agreement with Al Shaya Co., Ltd. and eight stores in South Africa under similar agreements with The House of Busby Limited.

Additional Information:
Note: Other Claire’s Stores, Inc. press releases, a corporate profile and most recent 10-K and 10-Q reports are available via Claire’s corporate website: http://www.clairestores.com. For information about our products and stores, please go to http://www.claires.com.

Contact Information: Marisa F. Jacobs, Esq., Vice President of Corporate Communications and Investor Relations
Phone: 212.594.3127, Fax: 212.244.4237 or Email at marisa.jacobs@claires.com